UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021 (April 8, 2021)

BLACKROCK TCP CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2951 28th Street, Suite 1000 Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2021, Paul L. Davis announced that he will be stepping down as Chief Financial Officer of BlackRock TCP Capital Corp. (the “Registrant”), effective June 3, 2021.

The Board of Directors of the Registrant thanks Mr. Davis for his service to the Registrant as Chief Financial Officer since its inception and recognizes his hard work and dedication during that period. The Board of Directors confirms that Mr. Davis is leaving on good terms with management and the Board of Directors.

Mr. Davis has served as an officer of the Registrant and its predecessor entities since 2004. In connection with the merger of Tennenbaum Capital Partners, LLC, the Registrant’s investment advisor (the “Advisor”), into a subsidiary of BlackRock Inc. (“BlackRock”), in August 2018 (the “Transaction”), Mr. Davis became a Managing Director at BlackRock and certain other BlackRock-affiliated entities. Prior to the Transaction, Mr. Davis served as Chief Financial Officer of the Advisor and certain other Advisor-affiliated entities since 2008, after serving for four years as Vice President, Finance and Chief Compliance Officer. Mr. Davis earned a B.A. (magna cum laude) in Business-Economics from the University of California at Los Angeles and is a Certified Public Accountant.

“We are grateful to Paul for his tremendous contribution, work ethic and partnership over the past 17 years,” said Howard Levkowitz, CEO of the Registrant and a founding member of the Advisor. “He built a first-class operation of which he should be truly proud, and was instrumental in the success of BlackRock TCP Capital Corp.”

A copy of Mr. Davis’s letter of resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On April 13, 2021, the Board of Directors of the Registrant appointed Erik L. Cuellar (49) as Chief Financial Officer of the Registrant, effective June 3, 2021. Mr. Cuellar has served as the Company’s Controller since 2011.  He also is a Director of BlackRock, a member of Blackrock's global credit platform and he serves as Chief Financial Officer of another BlackRock business development company. Mr. Cuellar has been at the Advisor since 2011.

Prior to his current role, Mr. Cuellar served as Controller for Ares Capital Corporation. Prior to that, Mr. Cuellar was with Metropolitan West Asset Management where he served as the Assistant Treasurer and Principal Accounting Officer for the Metropolitan West Funds. Prior to that, Mr. Cuellar managed the Alternative Investments Group at Western Asset Management Company. Mr. Cuellar began his career with Deloitte & Touche LLP where he was a Senior Auditor in their Financial Services Group. Mr. Cuellar earned a B.S. in Accounting from California State University Northridge and is a Certified Public Accountant in California.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits

99.1	Letter of Resignation of Paul L. Davis, Chief Financial Officer of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock TCP Capital Corp.

Date: April 14, 2021	By:	/s/ Elizabeth Greenwood
	Name:	Elizabeth Greenwood
	Title:	Secretary